EXHIBIT 1

     The undersigned hereby agree that this Amendment to the Schedule 13D filed by us with respect to the Common Stock of Continucare Corporation is filed on behalf of each of us.

/s/ Phillip Frost, M.D.

Date: April 22, 2003	Phillip Frost, M.D.

FROST-NEVADA INVESTMENTS TRUST

/s/ Phillip Frost, M.D.

Date: April 22, 2003	Phillip Frost, M.D. Trustee

FROST GAMMA INVESTMENTS TRUST

/s/ Phillip Frost, M.D.

Date: April 22, 2003	Phillip Frost, M.D. Trustee